UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2011

eDiets.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30559	56-0952883
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Corporate Drive

Suite 600

Fort Lauderdale, FL 33334

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (954) 360-9022

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 31, 2011, eDiets.com, Inc. (the “Company”) filed a Certificate of Amendment to its Certificate of Incorporation in order to effect a 1-for-5 reverse stock split of its outstanding shares of common stock, par value $0.001 per share (“Common Stock”) and to reduce the number of shares of Common Stock the Company is authorized to issue from 100 million to 50 million. The Certificate of Amendment was effective at 9:00 a.m. Eastern Time on June 1, 2011. A copy of the Certificate of Amendment is filed as Exhibit 3.1C.

A copy of the press release announcing the reverse stock split is furnished as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

3.1C	Certificate of Amendment of Certificate of Incorporation of eDiets.com, Inc.

99.1	Press release dated May 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eDiets.com, Inc.

Date: June 2, 2011	By:	/s/ Kevin N. McGrath
Kevin N. McGrath
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1C	Certificate of Amendment of Certificate of Incorporation of eDiets.com, Inc.

99.1	Press release dated May 31, 2011.